                                                                     EXHIBIT 3.6

                            CERTIFICATE OF FORMATION
                                       OF
                                  S&S AGENT LLC

     This Certificate of Formation of S&S Agent LLC (the "Company") has been duly executed and is being duly filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act, as amended from time to time.

     FIRST: The name of the limited liability company is S&S Agent LLC.

     SECOND: The name and address of the registered office of the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

     THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, DE 19808.

     IN WITNESS WHEREOF, the undersigned, being an authorized individual of the Company, has duly executed this Certificate of Formation as of this 10th day of February, 2006.


                                        /s/ John B. Simmons
                                        ----------------------------------------
                                        John B. Simmons
                                        Authorized Person